UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 8, 2008

SHOE CARNIVAL, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21360	35-1736614

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7500 East Columbia Street, Evansville, IN	47715

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(812) 867-6471

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2008, the Board of Directors of Shoe Carnival, Inc. (the "Company"), upon the recommendation of its Compensation Committee, approved an amended and restated Shoe Carnival, Inc. Deferred Compensation Plan (the "Plan"), effective as of January 1, 2005. The Plan allows certain management employees of the Company to defer an aggregate maximum amount of $50,000 of base annual salary, bonus and performance based compensation as his or her annual deferral. Beginning in plan year 2009, the aggregate maximum deferral is increased to $100,000. The Company may make certain discretionary matching contributions.

The Plan complies with the provisions of Section 409A of the Internal Revenue Code.

A copy of the Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)      Exhibits:

Exhibit No.	Exhibits
10.1	Shoe Carnival, Inc. Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.
(Registrant)

Dated: October 14, 2008	By:	/s/ W. Kerry Jackson

W. Kerry Jackson
Executive Vice President and Chief Financial Officer